Confidential
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 24B-2 AND ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST. COPIES OF THIS EXHIBIT CONTAINING THE OMITTED INFORMATION HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED WITH A [***].

                                                                   Exhibit 10.1


                          RESEARCH AND OPTION AGREEMENT

         This Research and Option Agreement ("Agreement") is effective as of May 16, 2008 (the "Effective Date") by and between Accelr8 Technology Corporation, having a place of business at 7000 North Broadway, Building 3-307, Denver, Colorado 80221 ("Accelr8"), and Becton, Dickinson and Company, a corporation organized under the laws of the State of New Jersey, having a place of business at 1 Becton Drive, Franklin Lakes, New Jersey 07417, for itself ("BD"). BD and Accelr8 are together hereinafter collectively referred to as the "Parties" and individually referred to as a "Party".

         WHEREAS, Accelr8 has a technology platform directed to, among other things, infectious disease identification and antimicrobial susceptibility or resistance testing;

         WHEREAS, BD makes and sells products for diagnostic purposes, including, among other things, infectious disease identification and antimicrobial susceptibility or resistance testing; and

         WHEREAS, BD is interested in funding research work by Accelr8 in order to assess the capabilities of Accelr8's technology platform, and assess BD's interest in licensing Accelr8's technology (such assessments collectively the "Stated Purpose").

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1        DEFINITIONS

     A. "Accelr8 Background IP" shall mean, collectively, the Accelr8 Background Know-How and the Accelr8 Background Patent Rights

     B. "Accelr8 Background Know-How" shall mean any and all technical and other information, in existence as of October 31, 2009 which is not in the public domain and which is not embodied in a patent, (i) relating to the BACcel Platform or (ii) which is reasonably necessary to enable BD and its Affiliates to commercially exploit the rights granted to BD and its Affiliates by Accelr8. Accelr8 Background Know-How does not include Program IP.

     C. "Accelr8 Background Patent Rights" shall mean and collectively include
     (a) the patents and patent applications in Appendix D; (b) any other patents or patent applications now or in the future owned or Controlled by

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     Accelr8 directed to the BACcel Platform and applicable in the Field, other than Program IP; (c) all U.S., foreign, and international patent applications that claim priority to, are entitled to claim priority to, rely for priority on, or to which priority is claimed by, the foregoing patents or patent applications; (d) any reissues, reexaminations, extensions, substitutions, divisions, continuations and continuations-in-part of the foregoing; and (e) all patents that issue from any of the foregoing, and any reissues, reexaminations and extensions thereof.

     D. "Affiliates" shall mean any corporation or other business entity which controls, is controlled by, or is under common control with, a Party. For purposes of this Article 1D, "control" means direct or indirect ownership of (i) at least fifty percent (50%) of the outstanding stock or of the other voting rights entitled to elect directors, or (ii) in any country where the local law shall not permit foreign equity participation of at least fifty percent 50%, then the maximum percentage of such outstanding stock or voting rights permitted by local law.

     E. "BACcel Platform" shall mean the technology embodied in Accelr8's BACcel(TM) system as of the Effective Date, or technology for processes or systems (or components thereof) directed to one or more of the following:

          i) concentration of live bacteria onto a surface,
          ii) immobilization of such bacteria on such surface,
          iii) mapping individual bacterium locations on the surface,
          iv) identifying such immobilized bacteria,
          v) testing antimicrobial susceptibility or antimicrobial resistance testing of such immobilized bacteria,
          vi) testing other characteristics or properties of such immobilized bacteria, and
          vii) use of microscopy and/or image analysis to perform the mapping, identifying and/or testing steps.

     F. "BD Background IP" shall mean any intellectual property, including patents, patent applications, inventions, innovations, techniques, trade secrets, discoveries, technologies, software or know-how made, developed, owned, licensed or acquired by BD and its Affiliates before the Effective Date of this Agreement or during the term of the Agreement.

     G. "Confidential Information" shall mean and include all proprietary information, including, without limitation, Accelr8 Background IP, BD Background IP and the results of the Research Program, that is disclosed by one Party or its Affiliate to the other Party or its Affiliate in connection with this Agreement and the Research Program, the Exclusive License Agreement or the Non-Exclusive License Agreement, which is designated in writing whether by letter or by the use of an appropriate stamp or legend such as "confidential," "proprietary," or "sensitive" by the disclosing Party prior to or at the time of disclosure, which is orally or visually disclosed and indicated to be proprietary at the time of disclosure, or which is of a nature such that the receiving party would reasonably treat such information as proprietary. The terms of this Agreement and any related agreements between the Parties shall also be considered Confidential Information.

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     H. "Control" or "Controlled" shall mean with respect to a particular item of intellectual property, the ability to grant access to or a license or sublicense under such item as set forth for herein, without violating the terms of any agreement or other arrangement with, or the right of, any third party.

     I. "Exclusive License Agreement" shall mean the license agreement attached hereto as Appendix B.

     J. "Field" shall mean products or processes for Infectious Disease Diagnostics.

     K. "Infectious Disease Diagnostics" shall mean activities directed to the presence or absence of diseases in humans that are caused by one or more infectious agents, non-infectious carriers or bioproducts of agents or carriers, such activities including but not limited to, screening, monitoring, detecting, identifying, diagnosing and/or prognosing such diseases, as well as performing epidemiological analyses of such diseases. By way of example, Infectious Disease Diagnostics shall include but not be limited to: (a) measuring or monitoring one or more markers associated with an infectious agent, (b) measuring or monitoring one or more surrogate markers (including host response markers) indicative of the presence of an infectious agent or of a disease caused by an infectious agent, (c) identification of an infectious agent, (d) identification of antimicrobial resistance mechanisms or antimicrobial resistance markers of an infectious agent, and (e) identification of antimicrobial susceptibility of an infectious agent.

     L. "Non-Exclusive License Agreement" shall mean the license agreement attached hereto as Appendix C. M. "Option Date" shall mean the later of October 31, 2009 or thirty (30) days after completion of the Research Program.. N. "Program IP" shall mean any intellectual property, including patents, patent applications, inventions, innovations, techniques, trade secrets, discoveries, technologies, software or know-how conceived or reduced to practice solely by employees of Accelr8 or jointly by employees of BD or a BD Affiliate and Accelr8 in the course of performing the Research Program, including improvements or modifications to Accelr8 Background IP. O. "Research Program" shall mean the research and development program set forth in Appendix A attached hereto and hereby incorporated by reference.


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2 RESEARCH PROGRAM

     A. The Parties shall perform their respective obligations under the Research Program. In case of any dispute over whether the Research Program has been completed, the Party's disagreement shall be submitted to binding arbitration in New York City. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), except as set forth in this Section. Each Party shall bear its own costs. The arbitration shall be governed by the substantive laws of the State of New Jersey, without regard to conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction. Should arbitration result in a judgment that the Research Program had been completed, the Option Date shall be thirty (30) days after the date of such judgment.

     B. The Research Program shall be under the joint supervision of an individual to be named by BD and an individual to be named by Accelr8 ("Principal Collaborators").

     C. The Research Program described in Appendix A can only be changed or extended by written agreement between the Parties.

     D. BD shall make payments to Accelr8 under this Agreement, upon receipt of an invoice from Accelr8, as follows:

          o    $[***] upon execution of this Agreement
          o    $[***] on July 1, 2008
          o    $[***] on October 1, 2008
          o    $[***] on January 1, 2009
          o    $[***] on April 2, 2009
          o    $[***] on July 1, 2009

     E. The Parties shall keep each other fully informed of the progress of the Research Program through regular meetings, telephone conferences and/or electronic mail, or as otherwise set forth in the Research Program or as otherwise requested by either Party.

     F. Subject to the exclusivity provisions of Article 3 and subject to
     Article 4B, each Party acknowledges that the other Party may at its sole discretion conduct research outside of the Research Program, and that such research is not subject to this Agreement.

     G. Provided Accelr8 has made good faith efforts to complete the Research Program, BD's and BD Affiliate's sole remedy and Accelr8's exclusive liability for any breach of Accelr8's failure to complete the Research Program shall be re-performance of the relevant tasks. THE RESEARCH PROGRAM IS PERFORMED ON AN AS-IS BASIS, AND ACCELR8 DISCLAIMS ALL WARRANTIES,


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     INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A
     PARTICULAR PURPOSE. IN NO EVENT WILL ACCELR8 BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM PERFORMANCE UNDER THIS AGREEMENT.

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3  EXCLUSIVITY

     A. From the Effective Date of the Agreement until the earlier of the Option Date or the date of early termination if any, Accelr8 shall not, directly or indirectly, solicit, initiate, facilitate, encourage or participate in any discussions or negotiations with parties other than BD or BD Affiliates, directed to (i) joint development or other collaborative activity with such third party relating to the BACcel Platform in the Field, with the exception of contracted research with non-commercial laboratories or submission for grants from non-commercial institutions or agencies, provided such work does not in any way interfere with the rights granted in the Agreement, the ELA or the NELA, as applicable; or (ii) licensing of Accelr8 Background IP, or other intellectual property relating to the BACcel Platform, in the Field, or (iii) any other activity that might affect BD's rights as set forth in this Agreement, and Accelr8 further represents that it is not currently involved in any of the activities set forth in (i) through (iii) as of the Effective Date of the Agreement.

4 CONFIDENTIALITY

     A. In the performance of the Research Program, it may be necessary for the Parties to disclose Confidential Information to each other.

     B. Confidential Information shall be maintained by the receiving Party as confidential, using the same care and discretion that the receiving Party uses with its own Confidential Information, but, in any event, no less than a reasonable degree of care. Subject to Article 6, Confidential
     Information: (a) shall remain the exclusive property of the disclosing Party, (b) will be used by the receiving Party solely for the Stated Purpose; and (c) will not be disclosed by the receiving Party to any other persons or entities, except its employees on a need-to-know basis, unless written permission is obtained in advance from the disclosing Party.

     C. Notwithstanding the foregoing, or any other provision contained herein to the contrary, the receiving Party's obligations under Article 4B shall not apply to the extent that the receiving Party can prove by written evidence that the respective Confidential Information:

          (i) was known by a Party at or prior to the Effective Date of this Agreement, except to the extent unlawfully appropriated by a Party; or

          (ii) is or becomes generally known in the trade or business pertaining to such information or otherwise becomes publicly known at or after the time of disclosure by the disclosing Party, through no wrongful act of the receiving Party; or


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          (iii) is rightfully received by a Party from a third party without restriction and without breach of this Agreement; or (iv) is developed by a Party independent of any Confidential Information of the other Party, such independent development being performed solely by persons not having access whatsoever to the other Party's Confidential Information; or

          (v) is required to be disclosed by a court or judicial or governmental authority of competent jurisdiction, and in such event, only after the Party required to disclose the other Party's Confidential Information provides prompt written notice to that Party so as to enable that Party to resist any such required disclosure and/or to obtain suitable protection regarding such required disclosure.

     D. The foregoing provisions and obligations of this Article 4 shall remain in effect and survive for five (5) years after termination or expiration of this Agreement, except that trade secrets designating in writing as such by the disclosing party shall remain secret subject to Article 4C and applicable laws.

5 PUBLICATION

     A. Accelr8, BD, and BD Affiliates shall not have the right to publish or publicly present any of the research and development activities in connection with and/or results of the Research Program without the written approval of the other Party ("the second Party") with the exception of collaborations with non-commercial laboratories that have agreements in place as of the Effective Date, where such agreements contain provisions allowing publications, provided such publication does not in any way interfere with the rights and obligations set forth in the Agreement, the Exclusive License Agreement or the Non-Exclusive License Agreement, as applicable.


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6  OPTION AND INTELLECTUAL PROPERTY

     A. From the Effective Date through the date that is the earlier of: the Option Date or the date at which BD exercises the Option pursuant to
     Article 6D, intellectual property rights and ownership shall be as follows:

          i) Program IP shall be jointly owned by the Parties, but neither party may use such Program IP other than for purposes of this Agreement in the Field. Program IP conceived or reduced to practice solely by employees of Accelr8 shall be assigned to Accelr8, which shall then assign an undivided half-interest in such Program IP to BD, subject to the terms of this Agreement. Program IP conceived or reduced to practice by employees of Accelr8 and employees of BD or BD Affiliates shall be jointly assigned.

          ii) Accelr8 Background IP shall remain the property of Accelr8, and BD or BD Affiliates shall have no rights thereunder.

          iii) BD Background IP shall remain the property of BD and/or BD Affiliates, and Accelr8 shall have no rights thereunder.

          iv) The Parties agree to cooperate in identifying Program IP. The Parties shall share the costs and expenses 50/50 in preparing, filing, prosecuting, maintaining and extending patents and patent applications directed to Program IP using counsel reasonably agreeable to both parties.

          v) The Parties agree to cooperate fully in providing information and executing all documents needed to prepare, file and prosecute any patent application hereunder.

     B. Accelr8 hereby grants BD an option ("Option") to take an exclusive license to Accelr8 Background IP in the Field. i) The Option shall exist from the Effective Date up to and including the Option Date. BD shall have the right to exercise the Option upon written notice to Accelr8.

          ii) If BD exercises the Option:

               (a) BD shall make a single, lump sum payment of [***] dollars ($[***]) to Accelr8 within thirty (30) days of the written notice, which shall not be creditable against running royalties due under the Exclusive License Agreement; and

               (b) The Exclusive License Agreement attached hereto as Appendix B shall immediately come into effect upon (i) Accelr8's receipt of the payment under Article 6B(ii)(a), and (ii) Accelr8's receipt of cumulative payments of [***] Dollars ($[***]) under Article 2D.


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          iii) If BD does not exercise the Option:

               (a) No additional payment to Accelr8 is required, beyond those set forth in Article 2 of this Agreement; and

               (b) The Non-Exclusive License Agreement attached hereto as Appendix C shall immediately come into effect the day after the Option Date, and the Exclusive License Agreement attached hereto as Appendix B shall become null and void.

          iv) If Accelr8 has not completed the Research Program, by October 31, 2009, then at any time after October 31, 2009, BD shall have the right to decline the Option upon written notice to Accelr8. Should BD decline the Option:

               (a) No additional payment to Accelr8 is required, beyond those set forth in Article 2 of this Agreement; and

               (b) The Non-Exclusive License Agreement attached hereto as Appendix C shall immediately come into effect upon receipt of the written notice by Accelr8, and the Exclusive License Agreement attached hereto at Appendix B shall become null and void.

7 TERM and TERMINATION


     A. This Agreement shall become effective as of the Effective Date and shall terminate upon the Exclusive License Agreement or the Non-Exclusive License Agreement coming into effect pursuant to Article 6, unless terminated earlier under this Article 7.

     B. This Agreement shall be terminable upon the material breach or default of either Party. In the event of a material breach or default by a Party ("Defaulting Party"), the other Party ("non-Defaulting Party") shall give the Defaulting Party written notice of the default and its election to terminate this Agreement effective at the expiration of a period of sixty
     (60) days from the date of the notice. If the Defaulting Party fails to resolve the default in the probation period by (i) curing the default, (ii) providing a written explanation satisfactory to the Non-Defaulting Party that a default has not occurred, or (iii) entering into a written agreement with the Non-Defaulting Party for the cure or other resolution of the default, then this Agreement shall terminate upon the expiration of such sixty (60) day period. All termination rights shall be in addition to and not in substitution for any other remedies that may be available to the Non-Defaulting Party. Termination pursuant to this Article shall not relieve the Defaulting Party from liability and damages to the Non-Defaulting Party for default.


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          i) Upon termination by BD for Accelr8's material breach, the Option shall remain in effect for thirty (30) days after termination of the Agreement, and either the Exclusive License Agreement or Non-Exclusive License Agreement shall then come into force and effect, as applicable.

          ii) Upon termination by Accelr8 for BD's material breach, the Option shall terminate upon termination of the Agreement, and the Non-Exclusive License Agreement shall then come into force and effect.

     C. Any termination of this Agreement for any reason does not relieve either Party of any obligation or liability accrued prior to the termination or rescind anything done by either Party and the termination does not affect in any manner any rights of either Party arising under this Agreement prior to the termination.

     D. The terms and conditions of the following provisions shall survive termination or expiration of this Agreement for as long as necessary to permit their full discharge: Articles 4 (CONFIDENTIALITY), 5 (PUBLICATION), 6 (OPTION AND INTELLECTUAL PROPERTY), 8 (USE OF NAMES), 9 (NOTICES), 11 (RIGHTS NOT GRANTED), 13 (GOVERNING LAW) and 15 (MISCELLANEOUS).


8 USE OF NAMES

     A. Neither Party shall use the name of the other Party or any adaptation thereof in any publication, advertising, promotion, sales literature or packaging without the prior written consent of the other Party. Any press release, public announcement or similar publicity by the Parties with respect to this Agreement shall be subject to the prior consent of the other Party, which consent shall not be unreasonably withheld, unless such communication is required to be made by law or pursuant to the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange listing requirements or an equivalent agency and after consultation and coordination between the Parties. Such press release, public announcement or similar publicity shall be limited to the existence of the Agreement and shall not disclose the terms thereof. In the case of required communication to agencies such as listed above, the terms of the Agreement shall be redacted unless prohibited by applicable laws or rules.



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9 NOTICES

     A. Any notices required to be given or which shall be given under this Agreement shall be in writing delivered by certified return-receipt requested first-class mail or overnight courier with tracking or facsimile addressed to the Parties as follows:

              For BD:
              Becton, Dickinson and Company
              7 Loveton Circle
              Sparks, Maryland 21152
              Fax: 410-316-4081
              Attention: Director / Strategic Planning and Business Development

              with a copy to :
              Becton, Dickinson and Company
              1 Becton Drive  MC089
              Franklin Lakes, NJ  07417
              Fax:  (201) 848-9228
              Attention:  Vice President, Chief Intellectual Property Counsel

              For Accelr8:
              Accelr8 Technology Corporation
              7000 North Broadway
              Bldg. 3-307 Denver, Colorado 80221 Fax: 303-863-1218
              Attention: Thomas V. Geimer, Chairman and CEO


10 INDEPENDENT PARTIES

     A. For purposes of this Agreement the Parties hereto shall be independent contractors and neither shall at any time be considered an agent or an employee of the other. No joint venture, partnership or like relationship is created between the Parties by this Agreement.

11 RIGHTS NOT GRANTED

     A. Except as explicitly set forth herein, no other rights or licenses in or to the BD Background IP, Accelr8 Background IP or Program IP are granted by this Agreement.


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12  ASSIGNMENT

     A. Any assignment by either Party without prior written consent of the other Party shall be void.

     B. The provisions of the Agreement shall be binding upon and inure to the benefit of the Parties and the respective successors and assigns of each of the Parties. To the extent permitted by law, if any Party hereto ("Bankrupt Party") shall become insolvent, or shall suspend business or shall file a voluntary petition or answer admitting the jurisdiction of the Court or the material allegations of a petition, or shall consent to an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee of a substantial part of its property ("Bankruptcy Event"), then it is the Parties' intent that this Agreement and the rights granted to BD hereunder by the Bankrupt Party must be adopted by any bankruptcy trustee or relevant third Party charged with the disposition of same, and cannot be rejected. The Parties acknowledge that this Agreement contemplates the manner in which the Parties may retain the rights granted to them hereunder by the Bankrupt Party, if they choose to do so in accordance with Section 365(n) of the Bankruptcy Code. It is the Parties' intent that, upon the occurrence of any Bankruptcy Event, BD shall be entitled to retain the rights granted to them hereunder by the Bankrupt Party in all items delivered or required to be delivered under this Agreement.

13 GOVERNING LAW

     A. This Agreement shall be interpreted and construed in accordance with the laws of the State of New Jersey, without reference to choice of law doctrine.

14 FORCE MAJEURE

     A. Except as provided below, no failure or omission by a Party (the "Affected Party") in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor create any liability to the other Party (the "Unaffected Party") if such failure or omission shall arise from any cause or causes beyond the reasonable control of the Affected Party; including, without limitation, the following: acts of God; fire; storm; flood; earthquake; war; sabotage; quarantine restrictions; government action; labor strike or freight embargo (hereinafter "Force Majeure"). In the event of any delay or inability to perform arising


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     pursuant to Force Majeure, the Affected Party's performance shall be postponed by such length of time (the "Suspension Period") as may be reasonably necessary to compensate for said delay or inability to perform, and the Unaffected Party's performance shall likewise be postponed by a length of time equal to the Suspension Period. In the event a Force Majeure shall suspend the Affected Party's obligations hereunder for more than ninety (90) days, the Unaffected Party shall have the right to terminate this Agreement, with no further payments due under Articles 2D. Upon such termination, the Non-Exclusive License Agreement shall come into force and effect.

15 MISCELLANEOUS

     A. The Parties agree that the terms of this Agreement are binding upon them as well as any of their respective employees who may assist in the Research Program.

     B. The Parties represent and warrant that they are not under obligation to any third party that would interfere with the rendering of services to the other Party or which would be inconsistent with any responsibilities or obligations (including rights granted) under this Agreement.

     C. The provisions of this Agreement shall not be extended, varied, changed, modified or supplemented other than by agreement in writing signed by the Parties hereto.

     D. The headings used herein are for ease of reference only and are not to be used in the interpretation or construction of this Agreement.

     E. If and to the extent any court of competent jurisdiction shall hold any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     F. Except as otherwise provided herein, the failure of a Party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the Party claimed to have so waived or consented.

     G. In case of a conflict between the terms of this Agreement and either the Exclusive License Agreement or the Non-Exclusive License Agreement, the applicable License Agreement shall govern.


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         IN WITNESS WHEREOF, the persons executing this Agreement in duplicate originals, on behalf of the Parties hereto, represent and warrant, that they are duly authorized officers and representatives and have authority to execute such Agreement on behalf on their respective Party.



ACCELR8 TECHNOLOGY CORPORATION             BECTON, DICKINSON AND COMPANY


By:  _________________________             By: _________________________________
           Thomas V. Geimer                           Philippe Jacon
           Chairman and CEO                  President - Microbiology Systems
                                                     BD Diagnostics

                                           Date:
Date:



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                          Appendix A - Research Program


                               [***][1 page total]


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CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 24B-2 AND
ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST. COPIES OF THIS EXHIBIT CONTAINING THE OMITTED INFORMATION HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED WITH A [***].

                                   Appendix B
                                   ----------

                           EXCLUSIVE LICENSE AGREEMENT

         This Exclusive License Agreement ("ELA") is made and entered into effective pursuant to Article 6 of the Agreement ("ELA Effective Date"), by and between Accelr8 Technology Corporation, having a place of business at 7000 North Broadway, Building 3-307, Denver, Colorado 80221, ("Accelr8") and Becton, Dickinson and Company, a corporation duly organized under the laws of the State of New Jersey and having its principal office in 1 Becton Drive Franklin Lakes, NJ 07417 for itself and its Affiliates ("BD"), (each a "Party" and collectively the "Parties").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Parties entered into a Research and Option Agreement ("Agreement") effective May 16, 2008 to which this ELA is attached;

         WHEREAS, Article 6 of the Agreement provided BD with the Option for an exclusive license to certain Accelr8 intellectual property; and

         WHEREAS, the Parties agreed that upon exercise of the Option, this ELA would immediately come into force and effect;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

                            ARTICLE 1 - DEFINITIONS
                            -----------------------

         Capitalized terms not defined herein shall have the meaning set forth in the Agreement. For the purposes of this ELA, the following words and phrases shall have the following meanings:

         1.1 "Commercial Sales" shall mean any sale of a Licensed Product in any country in the world, excluding sales for purposes of testing, validation studies, marketing evaluations or clinical trials, or provided as marketing samples.

         1.2 "Development Costs" shall mean direct research and product development expenditure incurred by BD in the research and product development of a BACcel Platform product. Development Costs shall not include any overhead expenses, and shall be pro-rated with respect to expenditures applicable both to the BACcel Platform and to other BD activities. In addition, Development Costs does not include any amounts paid under the Agreement or any royalties due under this ELA.

         1.3 "Kit" shall mean a combination product offered or sold by BD that includes a Licensed Product in combination with identifiable products having a separate use or purpose not licensed hereunder.

         1.4 "Licensed Product" shall mean collectively any process or product, the making, using, offering for sale, selling, importing or practice of which would, but for this ELA, infringe or contribute to infringement of a Valid Claim of an issued patent within Accelr8 Background Patent Rights, in the country where such activity takes place.


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         1.5 "Net Sales" shall mean the sum of all amounts invoiced by BD for the sale, lease, rental or other mode of transfer, whether permanent or temporary, of a Licensed Product to third parties, less, to the extent not already reflected in the invoiced amount:

               1.5.1 reasonable cash discounts to purchasers allowed and taken;

               1.5.2 amounts for transportation or shipping charges from the place of manufacture to the customer's location actually paid by BD;

               1.5.3 taxes and duties imposed on the sale of Licensed Product, levied and actually paid;

               1.5.4 refunds, rebates, or allowances;

               1.5.5 transfers for non-commercial testing, validation studies, marketing evaluations and clinical trials; and/or

               1.5.6 free distribution (not in exchange for services or payments) of Licensed Product used solely as marketing samples to develop or promote the Licensed Product.

         In the case of sale or other transfer of the Licensed Product as part of a Kit, the Net Sales shall be determined as follows: If the Licensed Product is also sold separately from the Kit, the Net Sales on which the royalty rate is applied shall be an amount equal to the Net Sales of the Licensed Product if sold separately in a similar transaction involving similar volumes of Licensed Product at about the same time as the transaction involving such Kit.

         If the Licensed Product or the identifiable products are not sold separately from the Kit, the applicable Net Sales for royalty purposes shall be determined by multiplying the Net Sales of the Kit by the fraction A/(A+B) where A equals the standard fully absorbed cost to BD of the Licensed Product and B equals the fully absorbed cost to BD of the remaining products in the Kit, such costs determined by using BD standard accounting principles in accordance with generally accepted accounting practice.

         In the case where an instrument is placed pursuant to a reagent rental agreement or an analogous agreement in which a purchaser is provided an instrument for use in conjunction with Licensed Products, including but not limited to a service contract in conjunction with the instrument, and the costs associated with the placement and use of the instrument are not separately billed but instead represent some portion of the purchase price of the Licensed Products, then BD shall be entitled to reduce the Net Sales of such Licensed Products to allow for deduction of instrument-related charges such as interest for the financing of the instrument supplied, training, warranty and post-warranty cost of instrument service, using BD standard accounting principles in accordance with generally accepted accounting practice.

         The term Net Sales in the case of non-cash sales, shall mean the fair market value of all equivalent or other consideration received by BD. If such fair market value of the non-cash consideration is not readily and undisputably ascertainable, the Parties shall discuss in good faith the cash value of such non-cash consideration, and payment to Accelr8 shall be based on such cash value.

         Where the Licensed Product is part of a Research Use Only system that incorporates a BD instrument capable of use in other systems, such as a


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         multi-purpose imaging instrument, the applicable Net Sales for such system shall be only the Net Sales of any consumables sold with or for such system.

         1.6 "Research Purposes" shall mean any and all activities directed to technology or product research but excluding actual commercial manufacture or commercial sale of a product.

         1.7 "Valid Claim" shall mean an issued claim of an unexpired patent which shall not have been withdrawn, canceled or disclaimed or held invalid or unenforceable in an unappealed or unappealable decision.

                               ARTICLE 2 - GRANT
                                -----------------

         2.1 Accelr8 hereby grants to BD and BD Affiliates a world-wide, paid-up, exclusive license, including the right to grant sublicenses, under Accelr8's rights and interest in Program IP, to make, have made, use, practice, offer for sale, sell, import and otherwise dispose of Licensed Products, and to otherwise practice Program IP in the Field.

         2.2 Accelr8 hereby grants to BD and BD Affiliates a world-wide, exclusive license, including the right to grant sublicenses, under Accelr8 Background IP, to make, have made, use, practice, offer for sale, sell, import and otherwise dispose of Licensed Products, and to otherwise practice Accelr8 Background IP, in the Field. The license shall be royalty-bearing with respect to Accelr8 Background Patent Rights pursuant to Article 3.1, and shall be royalty-free with respect to Accelr8 Background Know-How.

         2.3 Accelr8 further grants to BD and BD Affiliates a world-wide, paid-up, non-exclusive license under Accelr8 Background IP, for Research Purposes. For purposes of this Article 2.3 only, "commercially exploit" as used in the definition of Accelr8 Background Know-How shall include research and development activities directed toward commercial exploitation. For avoidance of doubt, this Article 2.3 does not provide BD with any rights to commercialize Licensed Products outside the Field.

         2.4 If BD has not spent at least [***] dollars ($[***]) in Development Costs ("Minimum Development Cost Commitment") by the date that is three (3) years from the ELA Effective Date, Accelr8 shall be entitled, upon ninety (90) days written notice, to convert BD's license grant under Article 2.2 to a non-exclusive license, unless BD meets the Minimum Development Cost Commitment during such ninety (90) day period. Upon such conversion: (i) the royalty rate set forth in Article 3.1 shall be reduced to [***] percent ([***]%), (ii) the stacking provisions of Article 3.5 shall continue to apply, with the minimum royalty thereunder reduced to [***] percent ([***]%), and (iii) BD's rights under Articles 5.6 and 5.7 with respect to Accelr8 Background IP shall cease (BD's rights under Articles 5.6 and 5.7 with respect to Program IP shall continue). For avoidance of doubt, monies paid under Article 2D of the Agreement shall not be credited toward the Minimum Development Cost Commitment. As of the date of a commercial launch by BD of a BACcel Platform product, Accelr8 shall no longer have a right to convert the license grant to a non-exclusive license under this Article 2.4.

         2.5 If BD (i) has not spent at least the Minimum Development Cost Commitment by the date that is five (5) years from the ELA Effective Date, or
(ii) does not spend at least [***] dollars ($[***]) in annual Development Costs thereafter until such time as BD enters clinical trials and regulatory review for a BACcel Platform product (to be pro-rated in the year in which BD enters such clinical trials and regulatory review), Accelr8 shall be entitled, in its sole discretion, to terminate this ELA upon ninety (90) days written notice, unless BD meets the Minimum Development Cost Commitment during such ninety (90) day period. For avoidance of doubt, monies paid under Article 2D of the


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Agreement shall not be credited toward the Minimum Development Cost Commitment.
As of the date of a commercial launch by BD of a BACcel Platform product, Accelr8 shall no longer have a right to terminate this license under this
Article 2.5.

         2.6 BD shall inform Accelr8 upon creation of an active material item number for a BACcel Platform product, which enables commercial sales to customers other than internal BD businesses or Affiliates. Should BD not create an active material item number for a BACcel Platform product or no longer maintain an active material item number for a BACcel Platform product, then Accelr8 shall be entitled to terminate the ELA upon ninety (90) days written notice unless BD cures within that ninety (90) day period.

         2.7 Within thirty (30) days of the ELA Effective Date, Accelr8 shall initiate a transfer to BD of copies of all Accelr8 Background Know-How requested by BD. BD may thereafter request additional items within Accelr8 Background Know-How from time-to-time, and Accelr8 shall provide the requested items in a reasonable manner. In addition, Accelr8 shall provide reasonable technical assistance to BD in product development activities utilizing the Accelr8 Background Know-How. BD shall reimburse Accelr8 for reasonable documented out-of-pocket expenses for providing such Accelr8 Background Know-How and reasonable technical assistance. Use of the Accelr8 Background Know-How shall be subject to the provisions of this ELA.

         2.8 No rights to Accelr8 under any BD Background IP or BD's interest in Program IP are granted hereunder.


                               ARTICLE 3 - PAYMENTS
                               --------------------

         3.1 In consideration for the rights and licenses granted herein, BD or its Affiliate shall make payments to Accelr8 as follows: On Commercial Sales, BD or its Affiliate shall pay Accelr8 a running royalty in an amount equal to [***] percent ([***]%) of Net Sales of Licensed Products.

         3.2 With respect to sublicenses, BD or its Affiliate shall pay an amount equal to thirty percent (30%) of all payments, royalties and the fair market value of all goods, services and other remuneration received by BD from sublicensees in consideration for a sublicense under Accelr8 Background Patent Rights. BD shall not, however, be required to pass on any monies received by BD from a sublicensee as payment for research or trials. Where BD receives from a sublicensee anything of value in lieu of cash payments in consideration for the sublicense, the cash value of such consideration shall be determined by negotiation in good faith between the Parties.

         3.3 BD or its Affiliate shall make the payments to Accelr8 after deducting withholding taxes, levies and other governmental charges only if required by applicable law. BD agrees that it shall use reasonable efforts to minimize any such required withholding taxes, levies or other governmental charges. Accelr8 shall cooperate with BD and take all reasonable steps necessary to allow BD to lawfully reduce or avoid such withholding taxes, levies or other governmental charges, such cooperation to include the timely completion and filing of any relevant forms and/or other documents. BD agrees that it shall take all reasonable steps necessary to assist Accelr8 in obtaining a refund for any amounts withheld.

         3.4 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one patent or more than one claim of a patent in the Accelr8 Background Patent Rights.


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         3.5 In the event that BD or its Affiliate is obligated to pay a royalty to one or more third parties for a Licensed Product and the aggregate total royalty rate on such Licensed Product exceeds [***] percent ([***]%)in the absence of any applicable royalty stacking adjustments, then the running royalty under this ELA shall be reduced by an amount equal to: fifty percent (50%) of the difference between the aggregate royalty rate and [***] percent ([***]%). However, in no event shall the running royalty drop below [***] percent
([***]%). (For example, [***].)

         3.6 The payments by BD to Accelr8 hereunder, the provisions of Articles 2.4, 2.5 and 2.6 are considered to be complete satisfaction of any duty imposed upon BD to commercially exploit the Accelr8 Background IP.


                        ARTICLE 4 - REPORTS AND RECORDS
                        -------------------------------

         4.1 After the first Commercial Sale of a Licensed Product, within sixty
(60) days after the last business day of each calendar quarter of each license year of this ELA, BD shall submit to Accelr8 a written report with respect to the preceding calendar quarter (the "Payment Report") stating: (a) the quantities of Licensed Products sold by BD, and the monetary amount of all sales and all deductions therefrom used to calculate Net Sales with respect to sales of Licensed Products during the reporting period and the royalties due therefrom, and (b) royalty-bearing sublicensing revenue and the sources thereof.

         4.6 Simultaneously with the submission of each Payment Report, BD shall make payments to Accelr8 of the amounts due for the calendar quarter covered by the Payment Report. Payment shall be by check payable to Accler8 and sent to the address for Accelr8 set forth in Article 10, or to such other address as Accelr8 may specify by notice hereunder, or, if requested by Accelr8, by wire transfer of immediately available funds to a bank and account identified by notice to BD by Accelr8.

         4.7 Within sixty (60) days after the date of termination or expiration of this ELA, BD shall pay Accelr8 any and all amounts that are due pursuant to this ELA as of the date of such termination or expiration, together with a Payment Report for such payment, except that such Payment Report shall cover the period from the end of the last calendar quarter prior to termination or expiration to the date of termination or expiration.

         4.8 With respect to revenues obtained by BD in foreign countries, BD shall make royalty payments to Accelr8 in United States Dollars. Royalty payments for transactions outside the United States shall first be determined in the currency of the country in which they are earned, and then converted to United States dollars using the buying rates of exchange quoted by Citibank, N.A. (or its successor) in New York, New York for the last business day of the calendar quarter in which the royalties were earned.

         4.9 BD shall maintain usual books of account and records showing Net Sales of Licensed Products in sufficient detail to allow the royalties payable by BD to be accurately determined. Upon reasonable notice, no more than once per year, such books and records shall be open to inspection, during usual business hours, by an independent certified public accountant (bound by an obligation of confidentiality to BD) to whom BD has no reasonable objection, for two (2) years after the calendar quarter to which they pertain, solely for purposes of verifying the accuracy of the amounts paid by BD under this ELA. The cost of any such inspection shall be borne by Accelr8. In the event that such review reasonably shows that BD has underpaid royalties by more than five percent (5%), with respect to any calendar quarter, BD shall pay, within thirty (30) days after demand by Accelr8, the costs and expenses of such review, as well as all unpaid royalties. If the inspection shows an overpayment, Accelr8 shall provide BD with a credit against future royalties in an amount equal to such overpayment. All information learned by Accelr8 in connection with any such audit shall be treated by Accelr8 as BD's Confidential Information hereunder.



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                   ARTICLE 5 - PATENT MATTERS AND LITIGATION
                   -----------------------------------------

         5.1 Accelr8 shall diligently prepare, apply for, prosecute, obtain and maintain ("Prosecute" or "Prosecution") Accelr8 Background Patent Rights using counsel to which BD has no reasonable objection. BD shall be provided with copies of all documents relating to the Prosecution of Accelr8 Background Patent Rights that are within or relevant to the Field, in sufficient time to review such documents and comment thereon, if desired by BD, prior to filing, provided that, if BD has not commented on such documents prior to the deadline for filing a response to the relevant government patent office, Accelr8 will be free to respond without consideration of BD's comments. Accelr8 agrees to pay due consideration to BD's comments and use reasonable efforts to implement BD's reasonable requests consistent with its commercial goals and interests. Prosecution costs shall be borne equally between the Parties, unless BD's license grant is converted to a non-exclusive license under Article 2.4, in which case Prosecution costs shall then be borne fully by Accelr8.

         5.2 If Accelr8 elects not to Prosecute any patents or patent applications within Accelr8 Background Patent Rights relevant in the Field in any country(ies) or region(s) in the world, Accelr8 shall promptly notify BD in writing in sufficient time, but not less than sixty (60) days, for BD to take action, and BD shall thereafter have the right, but not any obligation, to Prosecute such patent rights in such country(ies) or region(s) at its own cost, and in its own name ("Surrendered Patent"). If BD elects to take over the Prosecution of any such Surrendered Patent, Accelr8 agrees to assign, and does hereby assign, to BD all right, title and interest in and to such Surrendered Patent.

         5.3 BD shall have responsibility for Prosecuting patents or applications within Program IP, at its sole expense, using BD internal counsel or using external counsel to which Accelr8 has no reasonable objection. Accelr8 shall be provided with copies of all documents relating to the Prosecution of Program IP that are relevant outside the Field, in sufficient time to review such documents and comment thereon. .BD agrees to pay due consideration to Accelr8's comments and use reasonable efforts to implement Accelr8's reasonable requests consistent with BD's commercial goals and interests. If Accelr8 has not commented on such documents prior to the deadline for filing a response to the relevant government patent office, BD will be free to respond without consideration of Accelr8's comments.

         5.4 If a dispute arises with respect to Prosecution, Accelr8 and BD shall first attempt to resolve the dispute through good faith discussions. If no resolution is reached, to accommodate a relevant patent office deadline, either Party may, at its sole expense, refer the dispute to an independent patent attorney, to which the other Party has no reasonable objection, whose decision shall be final and binding.

         5.5 In the event that either BD or Accelr8 become aware of any potential infringement or misuse of Accelr8 Background IP or Program IP in the Field by a third party ("Infringing Party"), such Party shall notify the other Party in writing and provide a summary of the relevant facts and circumstances.

         5.6 Accelr8 shall not notify a third party of the potential infringement of Accelr8 Background IP, (i) in the Field, without first obtaining the consent of BD, or (ii) outside the Field, without providing advance written notice to BD including a summary of the relevant non-confidential facts supporting such potential infringement. Accelr8 hereby grants to BD all rights to sue and recover damages or obtain injunctive relief for past and future infringement, misappropriation, violation or breach of Accelr8 Background IP or Program IP, in the Field. During the term of this Agreement, BD shall have the first right, but no obligation, to assert, enforce and defend Accelr8 Background IP or Program IP in the Field ("Litigate" or "Litigation") and its rights pursuant to this Agreement, at its own expense, and to recover any damages, awards or settlements resulting therefrom. Accelr8 hereby agrees that BD may join it as a necessary party plaintiff in any such suit, without expense to Accelr8. BD shall hold harmless and indemnify Accelr8 from and against any order


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for costs arising without fault or negligence of Accelr8 that may be made against them by reason of being named a party plaintiff in such proceedings. BD shall have sole control of any Litigation and all negotiations for its settlement or compromise, and shall have the sole right, in accordance with the terms and conditions herein, to sublicense solely in the Field any alleged infringer under Accelr8 Background IP or Program IP. The total cost of any Litigation commenced or defended solely by BD shall be borne by BD. All recoveries from any such action shall be first applied to reimburse BD its cost and expenses including, without limitation, attorney's fees and court costs. Any excess amounts shall be deemed to be Net Sales. Notwithstanding the foregoing, BD shall have no right to litigate or compromise issues with respect to the rights retained by Accelr8 under this Agreement or which may adversely affect Accelr8 Background IP without the prior written consent of Accelr8, not to be unreasonably withheld, conditioned or delayed.

         5.7 If BD decides that it shall not bring suit against, or enter into negotiations with, an Infringing Party as provided in Article 5.6, then BD shall so notify Accelr8 and, in that event only, Accelr8 shall have the right, but shall not be obligated, to Litigate the relevant action and to recover, for its own account, any damages, awards or settlements resulting therefrom. BD hereby agrees that Accelr8 may join BD as a necessary party plaintiff in any such suit, without expense to BD. Accelr8 shall hold harmless and indemnify BD from and against any order for costs arising without fault or negligence of BD that may be made against BD by reason of being named a party plaintiff in such proceedings. Accelr8 shall have sole control of any such suit and all negotiations for its settlement or compromise, provided that Accelr8 shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof that adversely affects the licenses or rights of BD hereunder without the prior written consent of BD, and provided further that BD shall have the sole right in accordance with the terms and conditions hereof to sublicense any alleged infringer under Accelr8 Background IP or Program IP in the Field. The total cost of any such Litigation commenced or defended solely by Accelr8 shall be borne by Accelr8.

         5.8 In the event that any action, suit or proceeding is brought against, or written notice or threat thereof is provided to, BD alleging infringement of any third party patent or unauthorized use or misappropriation of any third party technology or know-how arising out of or in connection with BD's manufacture, use, offer for sale, sale or importation of the Licensed Products, BD shall have the right to defend at its own expense such action, suit or proceeding and, in furtherance of such rights, Accelr8 hereby agrees that BD may join it as a party in such suit, without expense to Accelr8. BD shall hold harmless and indemnify Accelr8 from and against any order for costs and all damages and settlements arising without fault of Accelr8 that may be made against Accelr8 in such proceedings, unless such order arises out of or relates to facts and circumstances involving a breach of any representation, warranty or covenant by Accelr8.

         5.9 If a party undertakes Litigation and/or Prosecution of the Accelr8 Background IP or Program IP by legal or patent office proceedings pursuant to this Agreement, the other party shall, at the request and expense of the party undertaking such Litigation and/or Prosecution, cooperate in all reasonable respects, and to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like.


                          ARTICLE 6 - REPRESENTATIONS
                          ---------------------------

         6.1 Accelr8 represents and warrants to BD that, to the best of Accelr8's knowledge as of the Effective Date, (a) Accelr8 owns all right, title and interest in and to Accelr8 Background IP; (b) Accelr8 Background Patent Rights have been duly prepared, filed, prosecuted, obtained and maintained in accordance with all applicable laws, rules and regulations; (c) Accelr8 is not aware of any third party whose intellectual property rights would be infringed or misappropriated by the practice of Accelr8 Background IP nor of any third party who is infringing or misappropriating Accelr8 Background IP; (d) Accelr8 does not own or control any patents or patent applications other than Accelr8 Background Patent Rights that currently, or when issued, would be infringed by


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the making, using, offering for sale, selling or importing of any Licensed
Product; (e) no open source or public library software, including any version of any software licensed pursuant to any GNU public license, is, in whole or in part, embodied or incorporated into any software within Accelr8 Background IP, and (f) Accelr8 has the lawful right to enter into the ELA and to grant the licenses hereunder without the consent or approval of another person or entity.

         6.2 BD represents and warrants to Accelr8 that it has the lawful right and authority to enter into this ELA without the consent or approval of another person or entity. Accelr8 represents and warrants to BD that it has the lawful right and authority to enter into this ELA without the consent or approval of another person or entity.


                          ARTICLE 7 - INDEMNIFICATION
                          ---------------------------

         7.1 During the term of this ELA, BD shall indemnify, hold harmless and defend Accelr8, and its officers, employees and agents (the "Indemnitees") against any and all claims (including but not limited to claims of products liability), suits, losses, damage, costs, fees, and expenses (including but not limited to reasonable attorneys' fees and other legal costs) resulting from or arising out of BD's exercise of the license granted to it hereunder. However, BD need not indemnify Indemnitees to the extent that a claim, suit, loss, damage, cost, fee or expense arises out of the gross negligence or intentional misconduct of an Indemnitee.

               7.1.1 BD shall have the exclusive right to control the defense of any such action, including the right to select counsel to defend any Indemnitee, and to settle any claim.

               7.1.2 The obligations of BD stated in Article 7 shall apply only if the relevant Indemnitee notifies BD in writing within fifteen (15) days following receipt of written notice of any claim or suit brought against Indemnitee in respect of which Indemnitee intends to invoke the provisions of this Article 7. BD shall keep the Indemnitee informed on a current basis of its defense of any claims pursuant to this Article 7.

         7.2 IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS OR BUSINESS OPPORTUNITIES) IN CONNECTION WITH THE ELA OR RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF LICENSED PRODUCTS, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY SET FORTH IN THIS AGREEMENT.

         7.3 ACCELR8'S TOTAL LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, SHALL BE LIMITED TO THE TOTAL PAYMENTS RECEIVED FROM BD UNDER THIS ELA AND UNDER THE AGREEMENT.


                             ARTICLE 8 - ASSIGNMENT
                            -----------------------

         8.1 This ELA is not assignable and any attempt to do so shall be void, without the express written approval of the other Party, which shall not be unreasonably withheld. The provisions of the ELA shall be binding upon and inure to the benefit of the Parties and the respective successors and assigns of each of the Parties.


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                            ARTICLE 9 - TERMINATION
                            -----------------------

         9.1 Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the terms of this ELA, this ELA shall terminate upon expiration of the last to expire patent within Accelr8 Background Patent Rights.

         9.2 This ELA, in whole or in part, shall be terminable by BD at any time, and for any or no reason, upon sixty (60) days written notice to Accelr8. Upon such termination by BD, the Non-Exclusive License Agreement shall come into force and effect.

         9.3 This ELA shall be terminable upon the material breach or default of either Party. In the event of a material breach or default by a Party ("Defaulting Party"), the other Party ("non-Defaulting Party") shall give the Defaulting Party written notice of the default and its election to terminate this ELA effective at the expiration of a period of sixty (60) days from the date of the notice. If the Defaulting Party fails to resolve the default in the probation period by (i) curing the default, (ii) providing a written explanation satisfactory to the Non-Defaulting Party that a default has not occurred, or
(iii) entering into a written agreement with the Non-Defaulting Party for the cure or other resolution of the default, then this ELA shall terminate upon the expiration of such sixty (60) day period. All termination rights shall be in addition to and not in substitution for any other remedies that may be available to the Non-Defaulting Party. Termination pursuant to this Article shall not relieve the Defaulting Party from liability and damages to the Non-Defaulting Party for default. Failure to meet the expenditure milestones under Article 2.4 shall not be considered a material breach hereunder.

         9.4 If this ELA is terminated by Accelr8 due to BD's material breach, or pursuant to Article 2.5 or 2.6, the Non-Exclusive License Agreement shall come into force and effect.

         9.5 Any termination of this ELA for any reason does not relieve either Party of any obligation or liability accrued prior to the termination or rescind anything done by either Party and the termination does not affect in any manner any rights of either Party arising under this ELA prior to the termination, including, but not limited to, the right of Accelr8 to receive royalties under
Article 4.2.

         9.6 To the extent permitted by law, if any Party hereto ("Bankrupt Party") shall become insolvent, or shall suspend business or shall file a voluntary petition or answer admitting the jurisdiction of the Court or the material allegations of a petition, or shall consent to an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee of a substantial part of its property ("Bankruptcy Event"), then it is the Parties' intent that this ELA and the rights and licenses granted to BD hereunder by the Bankrupt Party must be adopted by any bankruptcy trustee or relevant third Party charged with the disposition of same, and cannot be rejected. The Parties acknowledge that this ELA contemplates the manner in which the Parties may retain the rights granted to them hereunder by the Bankrupt Party, if they choose to do so in accordance with Section 365(n) of the Bankruptcy Code. It is the Parties' intent that, upon the occurrence of any Bankruptcy Event, BD shall be entitled to retain the rights granted to them hereunder by the Bankrupt Party in all items delivered or required to be delivered under this ELA.

         9.7 The terms and conditions of the following provisions shall survive termination or expiration of this ELA for as long as necessary to permit their full discharge: Articles 4.5 (REPORTS AND RECORDS), 5.5 and 5.6 (PATENT MATTERS AND LITIGATION), 6 (REPRESENTATIONS), 7 (INDEMNIFICATION), 11 (CONFIDENTIALITY) and 12 (MISCELLANEOUS). Upon a lawful termination by Accelr8 under Article 9.3 or by BD under Article 9.2 hereof, BD shall have no further rights to the Licensed Products, except that BD may sell or otherwise dispose of all Licensed


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Products that have been manufactured prior to the effective date of such termination, or are in the process of being manufactured on such date, and shall make payments to Accelr8 required under Article 3.2, and Accelr8 shall have no further right to payment of any other license fees.

         9.8 Notwithstanding Article 9.3 herein, if BD terminates this ELA for material breach or default of Accelr8, BD's rights and licenses hereunder shall continue, but any and all obligations of BD shall terminate.


            ARTICLE 10 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
             -------------------------------------------------------

         Any payment, notice or other communication pursuant to this ELA shall be sufficiently made or given on the date of mailing if sent to such Party by certified first class mail, postage prepaid or in the case of a notice or communication faxed with return receipt confirmation of complete delivery and followed up by a written copy delivered by first class mail, addressed to it at its address below or as it shall designate by written notice given to the other
Party:

         In the case of Accelr8:
              7000 North Broadway
              Bldg. 3-307
              Denver, Colorado 80221
              Fax:  303-863-1218
              Attention: Thomas V. Geimer, Chairman and CEO


         In the case of BD:

              For BD:
              Becton, Dickinson and Company
              7 Loveton Circle
              Sparks, Maryland 21152
              Fax: 410-316-4081
              Attention: Director / Strategic Planning and Business Development

              with a copy to :
              Becton, Dickinson and Company
              1 Becton Drive  MC089
              Franklin Lakes, NJ  07417
              Fax:  (201) 848-9228
              Attention:  Vice President, Chief Intellectual Property Counsel


                          ARTICLE 11 - CONFIDENTIALITY
                          -----------------------------

         11.1 With regard to Confidential Information, the receiving Party agrees:

               11.1.1 not to use the Confidential Information except for the purposes of this ELA ;

               11.1.2 to safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own Confidential Information of a similar nature, but in no event less than a reasonable degree of care;


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               11.1.3 not to disclose Confidential Information to others (except to its employees, agents or consultants who are bound by a like obligation of confidentiality) without the express prior written permission of the disclosing Party,

               11.1.4 except that the receiving Party shall not be prevented from using or disclosing any of the Confidential Information:

                    (a) which the receiving Party can demonstrate by pre-existing, competent written records was previously known to it; or

                    (b) which is now, or becomes in the future, public knowledge other than through acts or omissions of the receiving Party; or

                    (c) which is lawfully obtained by the receiving Party from sources independent of the disclosing Party; and

                    (d) which are required by law to be disclosed, only to the extent so required.

         11.2 The secrecy obligations of the Parties with respect to Confidential Information shall continue for a period ending five (5) years from the termination date of this ELA.

         11.3 Notwithstanding Article 11.1, the Parties shall have the right to disclose Confidential Information (i) as necessary in the course of seeking or enforcing patent rights, or obtaining regulatory approval to manufacture or market Licensed Products, and (ii) as reasonably required in the course of any actual or potential financing, business or sublicensing arrangement; provided, however, that any disclosure under (ii) shall be pursuant to a confidentiality agreement between the respective Party and such third party which preserves the rights of the Parties hereunder.


                      ARTICLE 12 - MISCELLANEOUS PROVISIONS
                     --------------------------------------

         12.1 Upon request, BD will consider in good faith its ability to manufacture BACcel Platform products for Accelr8's sale or distribution, for applications outside the Field.

         12.2 This ELA shall be construed, governed, interpreted and applied in accordance with the laws of the State of New Jersey, without reference to choice or law doctrine, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted. Any controversy arising hereunder, except as otherwise explicitly stated, shall be subject to the exclusive jurisdiction of the courts located in New Jersey and each Party hereby submits itself for the sole purpose of this ELA and any controversy arising hereunder to the jurisdiction of the courts located in the District of New Jersey and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

         12.3 The Parties acknowledge that this ELA sets forth the entire agreement and understanding of the Parties as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the Parties hereto.

         12.4 The provisions of this ELA are severable, and in the event that any provisions of this ELA shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.


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         12.5 The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this ELA shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver of any term or condition of this ELA shall be effective unless in writing and signed by the Party granting such waiver.

         12.6 Neither BD nor Accelr8 shall be responsible for and the terms of this ELA shall be inapplicable to any default or delays which are due to cause beyond such Party's control, including but without limitation acts of God or of the public enemy, acts or any order of a government, fires, floods, or other natural disasters, embargoes, accidents, explosions, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), shortages of fuel, power or raw materials, inability to obtain or delays of transportation facilities, incidents of war, or other events causing the inability of a Party acting in good faith with due diligence, to perform its obligations under this ELA.

         12.7 Neither Party shall use the name of the other Party or any adaptation thereof in any publication, advertising, promotion, sales literature or packaging without the prior written consent of the other Party. Any press release, public announcement or Any press release, public announcement or similar publicity by the Parties with respect to this ELA shall be subject to the prior consent of the other Party, which consent shall not be unreasonably withheld, unless such communication is required to be made by law or pursuant to the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange listing requirements or an equivalent agency and after consultation and coordination between the Parties. Such press release, public announcement or similar publicity shall be limited to the existence of the ELA and shall not disclose the terms thereof. In the case of required communication to agencies such as listed above, the terms of the ELA shall be redacted unless prohibited by applicable laws or rules.

         12.8 Nothing herein contained shall be construed to place the Parties in the relationship of partners or joint venturers or principal and agent or create any entity or association, and neither Party shall have the power to obligate or bind the other in any manner whatsoever.

         IN WITNESS WHEREOF, the persons executing this Agreement in duplicate originals, on behalf of the Parties hereto, represent and warrant, that they are duly authorized officers and representatives and have authority to execute such Agreement on behalf on their respective Party.



ACCELR8 TECHNOLOGY CORPORATION            BECTON, DICKINSON AND COMPANY


By:  ________________________             By: __________________________________
         Thomas V. Geimer                           Philippe Jacon
         Chairman and CEO                  President - Microbiology Systems
                                                      BD Diagnostics

Date:                                     Date:


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CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 24B-2 AND
ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST. COPIES OF THIS EXHIBIT CONTAINING THE OMITTED INFORMATION HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED WITH A [***].


                                   Appendix C
                                   ----------

                         NON-EXCLUSIVE LICENSE AGREEMENT
                         -------------------------------

         This Non-Exclusive License Agreement ("NELA") is made and entered into effective pursuant to Article 6 of the Agreement or Article 9 of the Exclusive License Agreement ("NELA Effective Date"), by and between Accelr8 Technology Corporation, having a place of business at 7000 North Broadway, Building 3-307, Denver, Colorado 80221, ("Accelr8") and Becton, Dickinson and Company, a corporation duly organized under the laws of the State of New Jersey and having its principal office in 1 Becton Drive Franklin Lakes, NJ 07417 for itself and its Affiliates ("BD"), (each a "Party" and collectively the "Parties").

                                   WITNESSETH

         WHEREAS, the Parties entered into a Research and Option Agreement ("Agreement") effective May 16, 2008 to which this NELA is attached;

         WHEREAS, Article 6 of the Agreement provided BD with the Option for an exclusive license to certain Accelr8 intellectual property; and

         WHEREAS, the Parties agreed that if BD chose not to exercise the Option, or if BD exercised the Option but such exclusive license was subsequently terminated, this NELA would come into force and effect;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:


                            ARTICLE 1 - DEFINITIONS
                            -----------------------

         Capitalized terms not defined herein shall have the meaning set forth in the Agreement. For the purposes of this NELA, the following words and phrases shall have the following meanings:

         1.1 "BD Background Licensed Product" shall mean collectively any process or product used in or directed to use in Field, (i) that uses BD Background IP or (ii) that is covered by a Valid Claim of an issued patent within BD Background IP.

         1.2 "Commercial Sales" shall mean any sale of a Licensed Product in any country in the world, excluding sales for purposes of testing, validation studies, marketing evaluations or clinical trials, or provided as marketing samples.

         1.3 "Kit" shall mean a combination product offered or sold by Accelr8 that includes a Licensed Product in combination with identifiable products having a separate use or purpose not licensed hereunder.

         1.4 "Licensed Product" shall mean BD Background Licensed Product and/or Program IP Licensed Product, as the context indicates.


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         1.5 "Net Sales" shall mean the sum of all amounts invoiced by Accelr8 for the sale, lease, rental or other mode of transfer, whether permanent or temporary, of Licensed Product to third parties, less, to the extent not already reflected in the invoiced amount:

               1.5.1 reasonable cash discounts to purchasers allowed and taken;

               15.2 amounts for transportation or shipping charges from the place of manufacture to the customer's location actually paid by Accelr8;

               1.5.3 taxes and duties imposed on the sale of Licensed Product, levied and actually paid;

               1.5.4 refunds, rebates, or allowances;

               1.5.5 transfers for non-commercial testing, validation studies, marketing evaluations and clinical trials; and/or

               1.5.6 free distribution (not in exchange for services or payments) of Licensed Product used solely as marketing samples to develop or promote the Licensed Product.

         In the case of sale or other transfer of the Licensed Product as part of a Kit, the Net Sales shall be determined as follows: If the Licensed Product is also sold separately from the Kit, the Net Sales on which the royalty rate is applied shall be an amount equal to the Net Sales of the Licensed Product if sold separately in a similar transaction involving similar volumes of Licensed Product at about the same time as the transaction involving such Kit.

         If the Licensed Product or the identifiable products are not sold separately from the Kit, the applicable Net Sales for royalty purposes shall be determined by multiplying the Net Sales of the Kit by the fraction A/(A+B) where A equals the standard fully absorbed cost to BD of the Licensed Product and B equals the fully absorbed cost to BD of the remaining products in the Kit, such costs determined by using BD standard accounting principles in accordance with generally accepted accounting practice.

         In the case where an instrument is placed pursuant to a reagent rental agreement or an analogous agreement in which a purchaser is provided an instrument for use in conjunction with Licensed Products, including but not limited to or a service contract in conjunction with the instrument, and the costs associated with the placement and use of the instrument are not separately billed but instead represent some portion of the purchase price of the Licensed Products, then BD shall be entitled to reduce the Net Sales of such Licensed Products to allow for deduction of instrument-related charges such as interest for the financing of the instrument supplied, training, warranty and post-warranty cost of instrument service, using BD standard accounting principles in accordance with generally accepted accounting practice.

         The term Net Sales in the case of non-cash sales, shall mean the fair market value of all equivalent or other consideration received by Accelr8. If such fair market value of the non-cash consideration is not readily and undisputably ascertainable, the Parties shall discuss in good faith the cash value of such non-cash consideration, and payment to BD shall be based on such cash value.

         1.6 "Program IP Licensed Product" shall mean collectively any process or product used in or directed to use in Field, (i) that uses Program IP or (ii) that is covered by a Valid Claim of an issued patent within Program IP.


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         1.7 "Valid Claim" shall mean an issued claim of an unexpired patent which shall not have been withdrawn, canceled or disclaimed or held invalid or unenforceable in an unappealed or unappealable decision.


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                    ARTICLE 2 - INTELLECTUAL PROPERTY RIGHTS
                   ----------------------------------------

         2.1 Program IP shall be jointly owned by BD and Accelr8, and either Party may use the Program IP for any purpose, subject to any obligations set forth in this NELA.

         2.2 BD shall grant Accelr8 a limited, non-exclusive, royalty-bearing license, with no right to sublicense, to BD Background IP which (i) was developed during the term of the Agreement, (ii) was developed as part of BD's assessment of the BACcel Platform technology, and (iii) is necessary for Accelr8 to make, sell, use or have made a BACcel Platform product.

         2.3 Except as explicitly set forth herein, no rights under any other intellectual property of the Parties are granted hereunder.


                              ARTICLE 3 - PAYMENTS
                              --------------------

         3.1 In consideration for the rights granted herein, and the rights and payments provided in the Agreement, Accelr8 shall make payments to BD as follows:

               3.1.1 On Commercial Sales, Accelr8 shall pay BD a running royalty in an amount equal to [***] percent ([***]%)of Net Sales of Program IP Licensed Products, up to the total amount paid by BD to Accelr8 under Article 2D of the Research and Option Agreement, not to exceed a maximum of [***] dollars ($[***]).

               3.2.2 On Commercial Sales, Accelr8 shall pay BD a running royalty in an amount equal to [***] percent ([***]%) of Net Sales of BD Background Licensed Products, with no maximum.

         3.2 With respect to sublicenses of Program IP, Accelr8 shall pay an amount equal to thirty percent (30%) of all payments, royalties and the fair market value of all goods, services and other remuneration received by Accelr8 from sublicensees in consideration for a sublicense directed to Program IP Licensed Products in whole or in part. Accelr8 shall not, however, be required to pass on any monies received by Accelr8 from a sublicencee as payment for research or trials. Where Accelr8 receives from a sublicensee anything of value in lieu of cash payments in consideration for the sublicense, the cash value of such consideration shall be determined by negotiation in good faith between the Parties.

         3.3 Accelr8 shall make the payments to BD after deducting withholding taxes, levies and other governmental charges only if required by applicable law. Accelr8 agrees that it shall use reasonable efforts to minimize any such required withholding taxes, levies or other governmental charges. BD shall cooperate with Accelr8 and take all reasonable steps necessary to allow Accelr8 to lawfully reduce or avoid such withholding taxes, levies or other governmental charges, such cooperation to include the timely completion and filing of any relevant forms and/or other documents. Accelr8 agrees that it shall take all reasonable steps necessary to assist BD in obtaining a refund for any amounts withheld.

         3.4 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one patent or more than one claim of a patent.


                        ARTICLE 4 - REPORTS AND RECORDS
                        -------------------------------

         4.1 After the first Commercial Sale of a Licensed Product, within sixty
(60) days after the last business day of each calendar quarter of each license year of this NELA, Accelr8 shall submit to BD a written report with respect to the preceding calendar quarter (the "Payment Report") stating: a) the quantities of Licensed Products sold by Accelr8, and the monetary amount of all sales and all deductions therefrom used to calculate Net Sales with respect to sales of Licensed Products during the reporting period and the royalties due therefrom, and (b) royalty-bearing sublicensing revenue and the sources thereof.


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         4.2 Simultaneously with the submission of each Payment Report, Accelr8 shall make payments to BD of the amounts due for the calendar quarter covered by the Payment Report. Payment shall be by check payable to BD and sent to the address for BD set forth in Article 10, or to such other address as BD may specify by notice hereunder, or, if requested by BD, by wire transfer of immediately available funds to a bank and account identified by notice to Accelr8 by BD.

         4.3 Within sixty (60) days after the date of termination or expiration of this NELA, Accelr8 shall pay BD any and all amounts that are due pursuant to this NELA as of the date of such termination or expiration, together with a Payment Report for such payment, except that such Payment Report shall cover the period from the end of the last calendar quarter prior to termination or expiration to the date of termination or expiration.

         4.4 With respect to revenues obtained by Accelr8 in foreign countries, Accelr8 shall make royalty payments to BD in United States Dollars. Royalty payments for transactions outside the United States shall first be determined in the currency of the country in which they are earned, and then converted to United States dollars using the buying rates of exchange quoted by Citibank, N.A. (or its successor) in New York, New York for the last business day of the calendar quarter in which the royalties were earned.

         4.5 Accelr8 shall maintain usual books of account and records showing Net Sales of Licensed Products in sufficient detail to allow the royalties payable by Accelr8 to be accurately determined. Upon reasonable notice, no more than once per year, such books and records shall be open to inspection, during usual business hours, by an independent certified public accountant (bound by an obligation of confidentiality to Accelr8) to whom Accelr8 has no reasonable objection, for two (2) years after the calendar quarter to which they pertain, solely for purposes of verifying the accuracy of the amounts paid by Accelr8 under this NELA. The cost of any such inspection shall be borne by BD. In the event that such review reasonably shows that Accelr8 has underpaid royalties by more than five percent (5%), with respect to any calendar quarter, Accelr8 shall pay, within thirty (30) days after demand by BD, the costs and expenses of such review. If the inspection shows an overpayment, BD shall provide Accelr8 with a credit against future royalties in an amount equal to such overpayment. All information learned by BD in connection with any such audit shall be treated by BD as Accelr8's Confidential Information hereunder.


                        ARTICLE 5 - PATENT MAINTENANCE
                        ------------------------------

         5.1 During the term of this Agreement, BD and Accelr8 shall jointly prepare, apply for, prosecute, obtain and maintain ("Prosecute") patents and applications for Program IP, using counsel to be chosen by mutual agreement. Either party may, upon good cause, dismiss such counsel, whereupon the parties shall mutually agree upon the selection of other counsel. Costs for Prosecution of Program IP shall be shared equally by the Parties.

         5.2 If one Party ("First Party") no longer wishes to support Prosecution of a particular patent or application, it shall notify the other Party ("Second Party") in writing. The Second Party shall have the right to take over Prosecution thereof, in which case the First Party agrees to assign, and does hereby assign, all right, title and interest in and to such patent or application to the Second Party.


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         5.3 If a dispute arises with respect to Prosecution, BD and Accelr8 shall first attempt to resolve the dispute through good faith discussions. If no resolution is reached, to accommodate a relevant patent office deadline, either party may, at its sole expense, refer the dispute to a patent attorney, to which the other party has no reasonable objection, whose decision they shall agree to and adopt.

         5.4 In the event that either Accelr8 or BD become aware of any potential infringement or misuse of Program IP, such Party shall notify the other Party of the potential infringement or misuse in writing and provide a summary of the relevant facts and circumstances. The Parties shall discuss appropriate action with respect to such potential infringement or misuse.


                          ARTICLE 6 - REPRESENTATIONS
                          ----------------------------

         6.1 Accelr8 represents and warrants to BD that it has the lawful right and authority to enter into this NELA without the consent or approval of another person or entity. BD represents and warrants to Accelr8 that it has the lawful right and authority to enter into this NELA without the consent or approval of another person or entity.


                           ARTICLE 7 - INDEMNIFICATION
                           ---------------------------

         7,1 During the term of this NELA, each Party (the "Indemnitor") shall indemnify, hold harmless and defend the other Party, and its officers, employees and agents (the "Indemnitees") against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of the Indemnitor's exercise of the license granted to it hereunder. However, the Indemnitor need not indemnify Indemnitees to the extent that a claim, suit, loss, damage, cost, fee or expense arises out of the gross negligence or intentional misconduct of an Indemnitee

               7.1.1 The Indemnitor shall have the exclusive right to control the defense of any such action, including the right to select counsel to defend any Indemnitee, and to settle any claim.

               7.1.2 The obligations of the Indemnitor stated in Article 7 shall apply only if the relevant Indemnitee notifies the Indemnitor in writing within fifteen (15) days following receipt of written notice of any claim or suit brought against Indemnitee in respect of which Indemnitee intends to invoke the provisions of this Article 7. The Indemnitor shall keep the Indemnitee informed on a current basis of its defense of any claims pursuant to this Article 7.

         7.2 IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF LICENSED PRODUCTS.


                             ARTICLE 8 - ASSIGNMENT
                             ----------------------

         8.1 This NELA is not assignable and any attempt to do so shall be void, without the express written approval of the other Party, which shall not be unreasonably withheld, except in the case of the sale or transfer by a Party of substantially the entire business to which the NELA pertains, in which case no approval is needed. The rights and obligations of this NELA shall be binding upon and inure to the benefit of the Parties and the respective successors and assigns.


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                            ARTICLE 9 - TERMINATION
                            -----------------------

         9.1 Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the terms of this NELA, this NELA shall terminate upon the later of: twenty (20) years from the NELA Effective Date or expiration of the last to expire patent within Program IP.

         9.2 This NELA shall be terminable upon the material breach or default of either Party. In the event of a material breach or default by a Party ("Defaulting Party"), the other Party ("non-Defaulting Party") shall give the Defaulting Party written notice of the default and its election to terminate this NELA effective at the expiration of a period of sixty (60) days from the date of the notice. If the Defaulting Party fails to resolve the default in the probation period by (i) curing the default, (ii) providing a written explanation satisfactory to the Non-Defaulting Party that a default has not occurred, or
(iii) entering into a written agreement with the Non-Defaulting Party for the cure or other resolution of the default, then this NELA shall terminate upon the expiration of such sixty (60) day period. All termination rights shall be in addition to and not in substitution for any other remedies that may be available to the Non-Defaulting Party. Termination pursuant to this Article shall not relieve the Defaulting Party from liability and damages to the Non-Defaulting Party for default.

         9.3 Any termination of this NELA for any reason does not relieve either Party of any obligation or liability accrued prior to the termination or rescind anything done by either Party and the termination does not affect in any manner any rights of either Party arising under this NELA prior to the termination, including, but not limited to, the right of BD to receive royalties under
Article 4.2.

         9.4 The terms and conditions of the following provisions shall survive termination or expiration of this NELA for as long as necessary to permit their full discharge: Articles 4.5 (REPORTS AND RECORDS), 6 (REPRESENTATIONS), 7 (INDEMNIFICATION), 11 (CONFIDENTIALITY) and 12 (MISCELLANEOUS).


             ARTICLE 10 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
             -------------------------------------------------------

         Any payment, notice or other communication pursuant to this NELA shall be sufficiently made or given on the date of mailing if sent to such Party by certified first class mail, postage prepaid or in the case of a notice or communication faxed with return receipt confirmation of complete delivery and followed up by a written copy delivered by first class mail, addressed to it at its address below or as it shall designate by written notice given to the other
Party:

         In the case of Accelr8:
              7000 North Broadway
              Bldg. 3-307
              Denver, Colorado 80221
              Fax:  303-863-1218
              Attention: Thomas V. Geimer, Chairman and CEO


         In the case of BD:

              Becton, Dickinson and Company
              7 Loveton Circle
              Sparks, Maryland 21152
              Fax: 410-316-4081
              Attention: Director / Strategic Planning and Business Development


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              with a copy to :
              Becton, Dickinson and Company
              1 Becton Drive  MC089
              Franklin Lakes, NJ  07417
              Fax:  (201) 848-9228
              Attention:  Vice President, Chief Intellectual Property Counsel



                          ARTICLE 11 - CONFIDENTIALITY
                          ----------------------------

         11.1 With regard to Confidential Information, the receiving Party agrees:

               11.1.1 not to use the Confidential Information except for purposes of this NELA ;

               11.1.2 to safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own Confidential Information of a similar nature, but in no event less than a reasonable degree of care;

               11.1.3 not to disclose Confidential Information to others (except to its employees, agents or consultants who are bound by a like obligation of confidentiality) without the express prior written permission of the disclosing Party,

               11..4 except that the receiving Party shall not be prevented from using or disclosing any of the Confidential Information:

                    (a) which the receiving Party can demonstrate by pre-existing, competent written records was previously known to it; or

                    (b) which is now, or becomes in the future, public knowledge other than through acts or omissions of the receiving Party; or

                    (c) which is lawfully obtained by the receiving Party from sources independent of the disclosing Party; and

                    (d) which are required by law to be disclosed, only to the extent so required.

         11.2 The secrecy obligations of the Parties with respect to Confidential Information shall continue for a period ending five (5) years from the termination date of this NELA.

         11.3 Notwithstanding Article 11.1, the Parties shall have the right to disclose Confidential Information (i) as necessary in the course of seeking or enforcing patent rights, or obtaining regulatory approval to manufacture or market Licensed Products, and (ii) as reasonably required in the course of any actual or potential financing, business or sublicensing arrangement; provided, however, that any disclosure under (ii) shall be pursuant to a confidentiality agreement between the respective Party and such Third Party which preserves the rights of the Parties hereunder.


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                     ARTICLE 12 - MISCELLANEOUS PROVISIONS
                     -------------------------------------

         12.1 This NELA shall be construed, governed, interpreted and applied in accordance with the laws of the State of New Jersey, without reference to choice or law doctrine, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted. Any controversy arising hereunder, except as otherwise explicitly stated, shall be subject to the exclusive jurisdiction of the courts located in New Jersey and each Party hereby submits itself for the sole purpose of this NELA and any controversy arising hereunder to the jurisdiction of the courts located in the District of New Jersey and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

         12.2 The Parties acknowledge that this NELA sets forth the entire agreement and understanding of the Parties as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the Parties hereto.

         12.3 The provisions of this NELA are severable, and in the event that any provisions of this NELA shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         12.4 The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this NELA shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver of any term or condition of this NELA shall be effective unless in writing and signed by the Party granting such waiver.

         12.5 Neither Accelr8 nor BD shall be responsible for and the terms of this NELA shall be inapplicable to any default or delays which are due to cause beyond such Party's control, including but without limitation acts of God or of the public enemy, acts or any order of a government, fires, floods, or other natural disasters, embargoes, accidents, explosions, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), shortages of fuel, power or raw materials, inability to obtain or delays of transportation facilities, incidents of war, or other events causing the inability of a Party acting in good faith with due diligence, to perform its obligations under this NELA. 12.6 Neither Party shall use the name of the other Party or any adaptation thereof in any publication, advertising, promotion, sales literature or packaging without the prior written consent of the other Party. Any press release, public announcement or Any press release, public announcement or similar publicity by the Parties with respect to this NELA shall be subject to the prior consent of the other Party, which consent shall not be unreasonably withheld, unless such communication is required to be made by law or pursuant to the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange listing requirements or an equivalent agency and after consultation and coordination between the Parties. Such press release, public announcement or similar publicity shall be limited to the existence of the NELA and shall not disclose the terms thereof. In the case of required communication to agencies such as listed above, the terms of the NELA shall be redacted unless prohibited by applicable laws or rules.

         12.7 Nothing herein contained shall be construed to place the Parties in the relationship of partners or joint venturers or principal and agent or create any entity or association, and neither Party shall have the power to obligate or bind the other in any manner whatsoever.


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         IN WITNESS WHEREOF, the persons executing this Agreement in duplicate originals, on behalf of the Parties hereto, represent and warrant, that they are duly authorized officers and representatives and have authority to execute such Agreement on behalf on their respective Party.



ACCELR8 TECHNOLOGY CORPORATION            BECTON, DICKINSON AND COMPANY


By:  ________________________             By: __________________________________
         Thomas V. Geimer                           Philippe Jacon
          Chairman and CEO                  President - Microbiology Systems
                                                     BD Diagnostics

Date:                                     Date:



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                                   Appendix D

                             [***][4 pages in total]


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